Exhibit 10.3

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 5, 2022 (the “First Amendment Effective Date”), is made among CEPTON TECHNOLOGIES, INC., a Delaware corporation (“Borrower”) and TRINITY CAPITAL INC., a Maryland corporation (“Lender”).

RECITALS

A.           Borrower and Lender are parties to a Loan and Security Agreement dated as of January 4, 2022, (as amended, restated or modified from time to time, collectively, the “Loan and Security Agreement”).

B.            Cepton Technologies Holdings LLC (“Cepton Technologies Holdings”) is a wholly-owned subsidiary of Borrower inadvertently not originally included as a Subsidiary in the Loan and Security Agreement and other applicable Loan Documents.

C.            Borrower and Lender hereby agree to certain amendments to the Loan and Security Agreement and other applicable Loan Documents, subject to the terms and conditions hereof.

AGREEMENTS

SECTION 1         Definitions; Interpretation.

(a)           Defined Terms. All capitalized terms used in this Amendment (including in the recitals above) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)           Interpretation. The rules of interpretation set forth in Article 1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2         Amendments to the Loan and Security Agreement.

(a)           The Loan and Security Agreement shall be amended as follows effective as of the First Amendment Effective Date:

(i)           New Definitions. The following definitions are added to Article 1 of the Loan and Security Agreement in its proper alphabetical order:

“First Amendment” means this Amendment.

“First Amendment Effective Date” means May 5, 2022.

(ii)           Amended and Deleted Definitions. The following definitions are hereby amended and/or deleted as follows:

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The definition of “Permitted Investment” in its subsection (g) is hereby deleted and replaced in its entirety as follows:

               (g)       Investments consisting of the Borrower’s Subsidiaries as of the Closing Date and such additional Subsidiaries as may be established or created in compliance with the requirements of Section 4.3(i); provided that, notwithstanding any other provision in this Agreement to the contrary, no Investment in excess of $10,000 per year shall be made in Cepton Technologies Holdings, LLC after the Closing Date without the prior written consent of Borrower in its sole discretion;

The definition of “Loan Documents” is hereby deleted and replaced in its entirety as follows:

“Loan Documents” means this Agreement, the First Amendment, the Notes (if any), the Warrant, the Participation Rights Agreement, every Account Control Agreement, any intercreditor agreement, subordination agreement, pledge agreement, the First Amended and Restated Pledge Agreement, and mortgage, any landlord waivers and bailee waivers, the Amended and Restated Perfection Certificate, each Compliance Certificate, each Loan Payment Request Form and every other document evidencing, securing or relating to the Loans, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

The definition of “Perfection Certificate” is hereby deleted and replaced in its entirety as follows:

“Perfection Certificate” means the Amended and Restated Perfection Certificate of Borrower dated as of the First Amendment Effective Date.

(b)           Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3        Conditions Precedent. The effectiveness of this Amendment shall be subject to and conditioned upon the determination by Lender, in Lender’s sole discretion and satisfaction, that Borrower has executed and/or delivered, or caused to be executed and/or delivered, each of the following:

(a)          Borrower and Lender shall have executed and delivered, in proper form, as appropriate, this Amendment, the Amended and Restated Pledge Agreement, and the Amended and Restated Perfection Certificate, each in form and substance reasonably satisfactory in Lender’s discretion.

(b)          Borrower shall have paid all Lender’s Expenses and all other fees, costs, and expenses, if any, invoiced on or prior to the First Amendment Effective Date.

SECTION 4        Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby confirms, as of the date hereof after giving effect to this Amendment, (a) that the representations and warranties made by Borrower in Article 4 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects with respect to the Borrower, as updated by the Amended and Restated Perfection Certificate; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) that there has not been and there does not exist a Material Adverse Change; and (c) that the information included in the Amended and Restated Perfection Certificate delivered to Lender on the First Amendment Effective Date are true and correct in all material respects. For the purposes of this Section 4, (i) each reference in Articles 3 and 4 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

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SECTION 5         Miscellaneous.

(a)           Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced or provided herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lender’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by Lender to provide any other or further amendments, consents or waivers in the future. The Borrower hereby reaffirms the grant of security under Article 3 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement.

(b)           Release. In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of themselves and their successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. For the avoidance of doubt, the release set forth above shall not release Lender from its ongoing obligations under the Loan Documents.

(c)           No Reliance. The Borrower hereby acknowledges and confirms to Lender that the Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(d)           Costs and Expenses. The Borrower agrees to pay to Lender within ten (10) days of the date of Lender’s invoice all Lender’s Expenses, and any other fees, costs, or expenses, if any, to the extent not paid pursuant to Section 3(b) above.

(e)           Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

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(f)           Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF CALIFORNIA).

(g)          Complete Agreement; Amendments. This Amendment and the other Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(h)           Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(i)            Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(j)            Waiver. Lender hereby waives all Events of Default, including under clauses (b) and (d) of the definition thereof, that may have arisen as a result of (i) the failure to disclose Borrower’s ownership interest in Cepton Technologies Holdings as of the Closing Date, including in the Perfection Certificate and Schedule I to the Pledge Agreement, (ii) the maintenance of Borrower’s Investment in Cepton Technologies Holdings as of the Closing Date, (iii) the failure to pledge Borrower’s ownership interests in Cepton Technologies Holdings under the Pledge Agreement as of the Closing Date, or the (iv) the failure to satisfy any notice obligations in connection with the foregoing.

(SIGNATURES ON NEXT PAGE)

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IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment, as of the date first above written.

LENDER:

By: TRINITY CAPITAL INC.,

a Maryland corporation

By: /s/ Sarah Stanton

Name: Sarah Stanton

Its: General Counsel and Secretary.

[Signature Page to First Amendment]

BORROWER:

CEPTON TECHNOLOGIES, INC.,

a Delaware corporation

By: /s/ Jun Pei
Name: Jun Pei
Its: President and Chief Executive Officer

[Signature Page to First Amendment]